EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Flux Power Holdings, Inc. of our report dated September 26, 2018, relating to the consolidated financial statements of Flux Power Holdings, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ SQUAR MILNER LLP

San Diego, CA
May 24, 2019